                                                                      Exhibit 12


AETNA INC.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                         Six Months Ended                                 Years Ended
                                              June 30,                                    December 31,
                                         ----------------     --------------------------------------------------------------------
(Million)                                       1999           1998            1997            1996           1995           1994
---------                                       ----           ----            ----            ----           ----           ----
Pretax income from
    continuing operations                   $   671.4      $ 1,408.3       $ 1,511.2       $   338.7      $   726.2      $   627.5

Add back fixed charges                          189.4          358.5           321.9           245.1          187.0          170.8
Minority interest                                10.6           10.7            14.7            16.4           16.1           11.4
                                            ---------      ---------       ---------       ---------      ---------      ---------
    Income as adjusted                      $   871.4      $ 1,777.5       $ 1,847.8       $   600.2      $   929.3      $   809.7
                                            =========      =========       =========       =========      =========      =========
Fixed charges:
    Interest on indebtedness (1)            $   128.7      $   250.9       $   235.8       $   168.3      $   115.9      $    98.6
    Portion of rents representative
        of interest factor                       60.7          107.6            86.1            76.8           71.1           72.2
                                            ---------      ---------       ---------       ---------      ---------      ---------
    Total fixed charges                     $   189.4      $   358.5       $   321.9       $   245.1      $   187.0      $   170.8
                                            =========      =========       =========       =========      =========      =========
  Preferred stock dividend
    requirements                                 45.6           92.2            92.4            41.1             --             --
                                            ---------      ---------       ---------       ---------      ---------      ---------
  Total combined fixed charges
    and preferred stock dividend
      requirements                          $   235.0      $   450.7       $   414.3       $   286.2      $   187.0      $   170.8
                                            =========      =========       =========       =========      =========      =========
  Ratio of earnings to fixed
      charges                                    4.60           4.96            5.74            2.45           4.97           4.74
                                            =========      =========       =========       =========      =========      =========
  Ratio of earnings to combined
    fixed charges and preferred
    stock dividends                              3.71           3.94            4.46            2.10           4.97           4.74
                                            =========      =========       =========       =========      =========      =========


(1) Includes the dividends paid to preferred shareholders of a subsidiary. (See Note 15 of Notes to Consolidated Financial Statements in the Company's 1998 Annual Report.)








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                                                          Exhibit 12 (Continued)
AETNA SERVICES, INC. (1)

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                          Six Months Ended                         Years Ended
                                                               June 30,                            December 31,
                                                          ----------------      -------------------------------------------------
  (Millions)                                                     1999               1998                1997                1996
  ----------                                                     ----               ----                ----                ----
  Pretax income from continuing operations                    $   473.0         $ 1,162.7           $ 1,505.2           $   335.0

  Add back fixed charges                                          187.9             354.3               318.1               243.8
  Minority interest                                                 9.7              10.8                15.7                16.4
                                                              ---------          ---------          ---------           ---------
     Income as adjusted                                       $   670.6         $ 1,527.8           $ 1,839.0           $   595.2
                                                              =========          =========          =========           =========
  Fixed charges:
     Interest on indebtedness (2)                             $   128.7         $   250.9           $   234.0           $   168.3
     Portion of rents representative
         of interest factor                                        59.2             103.4                84.1                75.5
                                                              ---------          ---------          ---------           ---------
      Total fixed charges                                     $   187.9         $   354.3           $   318.1           $   243.8
                                                              =========          =========          =========           =========
  Preferred stock dividend requirements                              --                --                  --                  --

  Total combined fixed charges and preferred
      stock dividend requirements                             $   187.9         $   354.3           $   318.1           $   243.8
                                                              =========          =========          =========           =========
  Ratio of earnings to fixed charges                               3.57              4.31                5.78                2.44
                                                              =========          =========          =========           =========
  Ratio of earnings to combined fixed charges
      and preferred stock dividends                                3.57              4.31                5.78                2.44
                                                              =========          =========          =========           =========


  (1) Aetna Inc. has fully and unconditionally guaranteed the payment of all principal, premium, if any, and interest on all outstanding debt securities of Aetna Services, Inc. (See Note 14 of Notes to Financial Statements in the Company's 1998 Annual Report.)

  (2) Includes the dividends paid to preferred shareholders of a subsidiary. (See Note 15 of Notes to Consolidated Financial Statements in the Company's 1998 Annual Report.)






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